UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2008

Energy XXI (Bermuda) Limited

(Exact name of registrant as specified in its charter)

000-52281

(Commission File Number)

Bermuda	98-0499286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street, PO Box HM
1179, Hamilton HM EX, Bermuda	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 441-295-2244

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement

On December 10, 2008, Energy XXI Gulf Coast, Inc. (the “Issuer”), a wholly owned subsidiary of Energy XXI (Bermuda) Limited (the “Company”), announced completion of its customary semi-annual redetermination of the borrowing base under its revolving credit facility, which has been set at $400 million.  Current borrowings under the facility, which matures June 8, 2011, total $280 million.  Excluding Lehman Brothers’ $12 million committed but unfunded share of the borrowing base, $388 million is currently available.  In addition to its borrowing capacity, the company has $102 million of cash on hand.

A copy of the Borrowing Base Redetermination Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	ITEM

10.1	Borrowing Base Redetermination Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

Dated: December 15, 2008	By	/s/ David West Griffin
Name: David West Griffin
Title: Chief Financial Officer

Exhibit Index

EXHIBIT NO.	ITEM

10.1	Borrowing Base Redetermination Agreement